Filed pursuant to Rule 424(b)(3)
File No. 333-259133

PGIM PRIVATE REAL ESTATE FUND, INC.
SUPPLEMENT NO. 2 DATED JULY 17, 2024
TO THE PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION
DATED APRIL 26, 2024

This supplement (“Supplement”) is part of and should be read in conjunction with the prospectus (the “Prospectus”) and statement of additional information (“SAI”) of PGIM Private Real Estate Fund, Inc. (the “Fund”), dated April 26, 2024. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus and SAI.

The purpose of this Supplement is to provide an update on a recent acquisition of assets.

Recent Asset Acquisition

On July 3, 2024, the Fund closed on a $28.8M cross-collateralized mezzanine loan to recapitalize a portfolio of three multifamily assets – two located in Hackensack, NJ and one in Bound Brook, NJ. The portfolio has a total of 568 units, is 95% occupied, and was built between 2014-2019. The assets are well-located and walkable to public transportation and located near local amenities.